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                 EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-88036 and Form S-3 No. 33-61940), as amended, and in the related Prospectus of Methode Electronics, Inc. of our report dated June 24, 1997, with respect to the consolidated financial statements of Methode Electronics, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 1997.



                                    ERNST & YOUNG LLP



Chicago, Illinois
July 25, 1997